Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Accountants and Financial Statements" and to the use of our report dated August 16, 2002, in the Registration Statement (Form N-1A) of the Optimum QTM Funds, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-91856) and this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21141).




                                                     /s/ ERNST & YOUNG LLP



Milwaukee, Wisconsin
September 11, 2002